                                                                   EXHIBIT 3.2.7






                   HARBORSIDE HEALTHCARE LIMITED PARTNERSHIP

                             AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP

                           DATED AS OF MAY 28, 1987

                  AS AMENDED AND RESTATED AS OF JULY 1, 1995

                               TABLE OF CONTENTS

                                                                                                                         Page
                                                                                                                         ----
ARTICLE I         DEFINITIONS.........................................................................................   1

ARTICLE II        FORMATION; NAME; AND PURPOSE........................................................................   4

     Section 2.1         Formation....................................................................................   4
     Section 2.2         Name and Office..............................................................................   4
     Section 2.3         Purpose......................................................................................   5
     Section 2.4         Authorized Acts..............................................................................   5
     Section 2.5         Term and Dissolution.........................................................................   6

ARTICLE III       SALE AND OTHER TRANSACTIONS.........................................................................   6

ARTICLE IV        PARTNERS: CAPITAL...................................................................................   6

     Section 4.1         General Partner..............................................................................   6
     Section 4.2         Limited Partner..............................................................................   7
     Section 4.3.        Partnership Capital..........................................................................   7
     Section 4.4.        Liability of Partners; Further Capital Contributions.........................................   7
     Section 4.5.        Additional Limited Partners..................................................................   7

ARTICLE V         RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNER....................................................   8

     Section 5.1.        Business.....................................................................................   8
     Section 5.2.        Action by General Partner....................................................................   8
     Section 5.3.        Devotion of Time; Expense Reimbursement......................................................  10
     Section 5.4.        Liability; Indemnification...................................................................  10
     Section 5.5.        Other Business Ventures......................................................................  10
     Section 5.6.        Provisions Concerning Loans..................................................................  10
     Section 5.7.        Actions Upon Dissolution.....................................................................  11

ARTICLE VI        WITHDRAWAL; CONTINUATION OF PARTNERSHIP; NEW
                  GENERAL PARTNERS; TRANSFER OF GENERAL PARTNER
                  INTERESTS...........................................................................................  11

     Section 6.1.        Continuation of Partnership..................................................................  11
     Section 6.2.        Designation of Successor or Additional General Partners;
                           Reconstitution of the Partnership..........................................................  11
     Section 6.3.        Interest of Withdrawn General Partner........................................................  12
     Section 6.4.        Additional General Partners..................................................................  12
     Section 6.5.        Amendment to Certificate.....................................................................  13
     Section 6.6.        Special Restrictions.........................................................................  13

                                                                                                                        Page
                                                                                                                        ----

ARTICLE VII       TRANSFERABILITY OF LIMITED PARTNER INTERESTS........................................................  13

     Section 7.1.        Restrictions on Transfer.....................................................................  13
     Section 7.2.        Substituted Limited Partners.................................................................  15
     Section 7.3.        Additional Restrictions......................................................................  15
     Section 7.4.        Purchase of Limited Partner Interest Upon Termination of Employment..........................  16

ARTICLE VIII      BORROWINGS AND LOANS................................................................................  18

ARTICLE IX        PROFITS, LOSSES AND CREDITS; DISTRIBUTIONS..........................................................  18

     Section 9.1.        Profits, Losses and Credits..................................................................  18
     Section 9.2.        Distributions Prior to Dissolution...........................................................  19
     Section 9.3.        Distributions Upon Dissolution...............................................................  19
     Section 9.4.        Adjustment of Shares of Profits, Losses and Distributions to
                           Insure 1% to the General Partner...........................................................  20

ARTICLE X         BOOKS AND RECORDS; ACCOUNTING; TAX ELECTIONS........................................................  20

     Section 10.1        Books and Records............................................................................  20
     Section 10.2        Bank Accounts................................................................................  21
     Section 10.3        Accountants..................................................................................  21
     Section 10.5.       Tax Elections; Special Basis Adjustments.....................................................  21
     Section 10.6.       Maintenance of Books for Accounting and Tax Purposes; Fiscal Years...........................  21

ARTICLE XI        GENERAL PROVISIONS..................................................................................  22

     Section 11.1.       Transfer of All Partners' Interest in Exchange...............................................  22
     Section 11.2.       Appointment of General Partner as Attorney-in-Fact...........................................  22
     Section 11.3        Notices......................................................................................  23
     Section 11.4        Word Meanings................................................................................  24
     Section 11.5        Other Agreements.............................................................................  24
     Section 11.6        Binding Effect...............................................................................  24
     Section 11.7        Applicable Law; Supremacy of Uniform Act.....................................................  24
     Section 11.8        Counterparts.................................................................................  24
     Section 11.9        Separability of Provisions...................................................................  24
     Section 11.10       Waiver.......................................................................................  25
     Section 11.11       No Jury Trial; Liability; Statute of Limitations; Venue; Jurisdiction........................  25
     Section 11.12       Advice of Counsel............................................................................  25
     Section 11.13       Amendments...................................................................................  25
     Section 11.14       Effective Date...............................................................................  25
     Section 11.15       Limited Partner Signature Pages..............................................................  26

                   HARBORSIDE HEALTHCARE LIMITED PARTNERSHIP

                             AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP

     THIS AGREEMENT OF LIMITED PARTNERSHIP, dated as of May 28, 1987 and amended and restated as of July 1, 1995, has been entered into by and among KHI Corporation as the General Partner; and each of the Persons listed on Schedule
                                                                      --------
II annexed hereto as Limited Partners.
--

     WHEREAS, the General Partner and the Limited Partners desire to amend and restate the Agreement of Limited Partnership of Harborside Healthcare Limited Partnership dated as of May 28, 1987, as set forth herein;

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

     As used herein the following terms shall have the following meanings:

     "Accountants" means the accountants for the Partnership engaged by the
      -----------
General Partner from time to time pursuant to Section 10.3 hereof.

     "Affiliated Person" means any of the following:  (i) a General Partner,
      -----------------
(ii) the legal representative of the estate or the successor or assignee of any General Partner, (iii) a trustee of a trust established or maintained primarily for the benefit of any General Partner, (iv) an Entity of which a majority of the voting interests is owned by any one or more of the persons or Entities referred to in the preceding clauses, or (v) a Person who is an officer, director, trustee, employee, stockholder (15% or more) or partner of any Person or Entity referred to in the preceding clauses.

     "Agreement" means this Agreement of Limited Partnership as it may be
      ---------
amended from time to time hereafter.

     "Appraised Value" as defined in Section 7.4(b).
      ---------------

     "Capital Contribution" means the total amount of cash and the fair market
      --------------------
value of other property contributed or agreed to be contributed to the Partnership by each Partner all as set forth in Schedules I and II hereto as
                                                --------- -     --
amended from time to time. Any reference in this Agreement to the Capital Contribution of a then Partner shall include a Capital Contribution previously made by any prior Partner in respect of the Partnership interest of such then Partner.

     "Capital Transaction" means a sale, refinancing, exchange or other
      -------------------
disposition by the partnership of all or substantially all of its assets or of an Other Partnership Interest or by an Other partnership of a real property (including related personal property) then owned by such Other Partnership.

     "Cash Flow" means (i) all cash received by the Partnership as a result of
      ---------
its business activities, other than (a) Capital Contributions, (b) Net Cash Proceeds from Capital Transactions, and (c) proceeds of loans made to the Partnership, less (ii) all cash expended by the Partnership in the course of its
             ----
business (other than from equity investments in or loans to the Partnership or from Net Cash proceeds of Capital Transactions), or allocated to reasonable reserves established by the General Partner (less amounts of cash withdrawn from such reserves) or used to repay the principal of loans made by the Partnership.

     "Certificate" means the Certificate of Limited Partnership of the
      -----------
Partnership filed hereunder, as such Certificate shall be amended or restated from time to time hereafter.

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time, or corresponding provisions of subsequent law.

     "Consent of the Limited Partners" means the specific written consent or
      -------------------------------
approval of one or more Limited Partners whose aggregate Capital Contributions (as reflected on Schedule II hereto) represent at least two-thirds of the total
                 -------- ---
Capital Contributions of the Limited Partners.

     "Controlling" 70%" as defined in Section 11.1.
      ----------------

     "Entity" means any general partnership, limited partnership, corporation,
      ------
joint venture, trust, business trust, association, or estate.

     "Facility" or "Facilities" means a nursing home, retirement home,
      --------      ----------
congregate care facility, rehabilitation facility, psychiatric facility, substance abuse facility, or other health care related commercial property, and any equity interest of the Partnership therein, whether direct or indirect, through nominee, joint venture or otherwise.

     "General Partner" means any Person designated as a General Partner in
      ---------------
Schedule I hereto or any other Person who becomes a General Partner as provided
-------- -
herein, in such Person's capacity as a General Partner of the Partnership; and "General Partners" means, collectively all Persons in such capacity of General
 ------- --------
Partner.

     "Indebtedness" as defined in Section 7.4.
      ------------

     "Legal Representatives" as defined in the definition of Related Person.
      ---------------------

     "Limited Partner" means any Person designated as a Limited Partner in
      ---------------
Schedule II hereto, or any other Person who becomes a Limited Partner as
-------- ---
provided herein, in such Person's capacity as a Limited Partner of the Partnership; and "Limited Partners" means, collectively, all persons in such
                  ------- --------
capacity as Limited Partner.

     "Net Cash Proceeds" from a Capital Transaction means the cash received by
      -----------------
the Partnership as a result of such transaction in its capacity as an owner or equity participant (and not as a creditor), less (i) all debts, expenses and liabilities of the Partnership arising as a result of or payable from such transaction (including, among other matters, any brokerage fees and expenses for which the Partnership shall become liable as a result thereof), and (ii) any reserves for contingent liabilities of the Partnership arising as a result of such transaction, to the extent deemed reasonable by the General Partner, provided that, at the expiration of such period as the General Partner shall deem advisable, the balance of such reserves remaining after payment of such contingencies shall be distributed in the manner provided for Net Cash Proceeds (but to those Persons who, but for the setting aside of the reserve, would have received the amount so reserved).

     "Non-consenting Limited Partner" as defined in Section 11.2(c)(iii).
      ------------------------------

     "Note" as defined in Section 7.4(g).
      ----

     "Other Partnership" means any general or limited partnership in which the
      -----------------
Partnership shall act as a general and/or limited partner.

     "Other Partnership Interest" means the general and/or limited partnership
      --------------------------
interest held by the Partnership in any Other Partnership.

     "Partner" means any General Partner or Limited Partner; and "Partners"
      -------                                                     --------
means, collectively, the General Partners and Limited Partners.

     "Partnership" means the limited partnership governed by this Agreement as
      -----------
said limited partnership may from time to time be constituted and amended.

     "Person" means any individual or Entity, and the heirs, executors,
      ------
administrators, legal representatives, successors and assigns of such Person where the context so admits.

     "Preferred Return" means $7,000,000 reduced by any distributions made under
      ----------------
Sections 9.2(b) and 9.3 hereof.

     "Profit-Sharing Ratio" means, with respect to each Partner specified on
      --------------------
Schedule III hereto, the percentages set forth in such Schedule.
------------

     "Prohibited Transfer" as defined in Section 7.1(b).
      -------------------

     "Related Persons" shall mean (i) in relation to any individual, (A) any
      ---------------
spouse or issue of such individual or any spouse of any such issue, (B) any trust for the benefit of any one or more of such individuals, any spouse or issue of such individuals or any spouse of any such issue, and (C) any executor, administrator or other legal representative (any of the foregoing a "Legal
                                                                     -----
Representative") of any such individual, any spouse or issue of such individual
--------------
or any spouse of any such issue; (ii) in relation to any corporation, any subsidiary in which such corporation is a holder of at least a majority interest, or any successor entity by merger or consolidation; (iii) in relation to trusts, any settlor or any beneficiary thereof; and (iv) in relation to the estate of any deceased individual, (A) any Legal Representative of such individual, (B) any legatee or heir of such individual or (C) any trust for the benefit of any one or more of such legatees and heirs. For purposes of this definition, the word "issue" shall also include issue by adoption; and the word "spouse" shall not include a spouse from whom an individual is legally separated or in the process of obtaining a separation or divorce.

     "Substituted Limited Partner" means any Person admitted to the Partnership
      ---------------------------
as a Limited Partner under the provisions of Section 7.2.

     "Uniform Act" means the Uniform Limited Partnership Act as set forth in
      -----------
Chapter 109 of the General Laws of the Commonwealth of Massachusetts as from time to time in effect.

     "Withdrawal" (and correlatively the terms "Withdraw", "Withdrawing" or
      ----------                                --------    -----------
"Withdrawn") means, as to a General Partner, the occurrence of death,
 ---------
adjudication of insanity or incompetence, bankruptcy, dissolution, or any other voluntary or involuntary withdrawal from the Partnership for any reason as specified in the Uniform Act. Involuntary Withdrawal shall occur whenever a General Partner may no longer continue as a General Partner by law or pursuant to any terms of this Agreement. Withdrawal by any General Partner from the Partnership by reason of ill health or an adjudication of insanity or incompetence shall be deemed involuntary. Bankruptcy shall be deemed to have occurred whenever a General Partner shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the General Partner or of any substantial part of the assets of the General Partner or shall commence any case or other proceeding relating to the General Partner under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect (collectively "Bankruptcy Laws"), or shall take any action to
                         ---------- ----
authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or proceeding shall be commenced against the General Partner and the General Partner shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty days following the filing thereof. A merger, combination or other reorganization (other than pursuant to any Bankruptcy Laws) of any corporation or other Entity which serves as a General Partner into another corporation or Entity shall not be considered a Withdrawal, but rather the surviving corporation or other Entity of such merger, combination or other reorganization shall continue to serve as a General Partner in place of such former corporation or other Entity.

                                  ARTICLE II
                                  ----------

                         FORMATION; NAME; AND PURPOSE
                         ----------------------------

     Section 2.1.  Formation.  The parties hereto hereby agree to continue the
                   ---------
Partnership as a limited partnership under this Agreement and the Uniform Act.

     Section 2.2.  Name and Office.  The Partnership shall continue to be
                   ---------------
conducted under the name and style of "Harborside Healthcare Limited Partnership" with a principal office at 470 Atlantic Avenue, Boston, Massachusetts 02210. The General Partner may at any time change the location of such principal office and shall give due notice of any such change to the Limited Partners. The Partnership shall at all times maintain in Massachusetts (i) an office at which shall be kept the basic Partnership documents described in Section 10.1. hereof, and (ii) an agent for service of process selected by the General Partner in accordance with any relevant provisions of the Uniform Act as then in effect.

     Section 2.3.  Purpose.  The purpose of the Partnership is to acquire, own,
                   -------
lease, invest in, improve, hold, encumber, sell, manage, maintain, operate and otherwise deal with Facilities, and real estate and personal property related thereto; to be a general and/or limited partner in any Other Partnership which conducts activities within the scope of this Section; and to conduct any other business activity allowed under the Uniform Act.

     Section 2.4.  Authorized Acts.  In furtherance of its purposes, the
                   ---------------
Partnership is hereby authorized:

           (i) To become and act as a general and/or limited partner in any Other Partnership.

           (ii) To acquire by purchase, lease or otherwise any facility and any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership.

           (iii) To construct, operate, manage, maintain, finance and improve, and to own, sell, convey, assign, mortgage, or lease any Facilities and any real estate and any personal property necessary, convenient or incidental to the accomplishment of the purposes of the Partnership.

           (iv) To borrow money and issue evidence of indebtedness, and to guaranty the indebtedness of other Persons including, without limitation, Other Partnerships, in furtherance of any or all of the purposes of the Partnership, and to secure the same by mortgage, pledge or other lien on any assets of the Partnership including, without limitation, Other Partnership Interests then held by the Partnership.

           (v) To enter into, perform and carry out, contracts, agreements and other documents of any kind, including contracts with Affiliated Persons, necessary to, or in connection with or incidental to, the accomplishment of the purposes of the Partnership, specifically including, but not limited to, the execution and delivery of partnership agreements, certificates of limited partnership, and other agreements and documents pertaining to Other Partnerships.

           (vi) To enter into any kind of activity necessary to, or in connection with, or incidental to, the accomplishment of the purposes of the Partnership, so long as said activities may be lawfully carried on or performed by a partnership, to the extent applicable, under the laws of the Commonwealth of Massachusetts.

     Section 2.5.  Term and Dissolution.
                   --------------------

     (a) The term of this Partnership commenced on the filing of the Certificate with the Massachusetts Secretary of State, and shall continue in full force and effect for fifty (50) years from the date of such filing, except that the term of the Partnership may be extended for an additional term of up to thirty (30) years by consent of the General Partner or the unanimous consent of the General Partners, as the case may be, and the Consent of the Limited Partners.

     (b) Notwithstanding the foregoing, the Partnership shall be earlier dissolved upon the happening of any of the following events:

          (i) The sale or other disposition of all or substantially all the assets of the Partnership, unless such sale is for equity interests in an entity to which the sale or other disposition is made or unless the General Partners elect to continue the life of the Partnership to the extent required for the purpose of the collection of any notes or other consideration received by the Partnership upon sales or other disposition of Partnership assets; or

          (ii) The Withdrawal of any General Partner if the business of the Partnership is not continued by the remaining General Partner(s); or

          (iii) The Withdrawal of a General Partner if no General Partner remains and the Partnership is not reconstituted with a successor General Partner pursuant to Article VI; or

          (iv) Any other event which shall cause the termination, dissolution and/or winding up of the Partnership under the Uniform Act.

                                  ARTICLE III
                                  -----------

                          SALE AND OTHER TRANSACTIONS
                          ---------------------------

     The General Partner is authorized to sell, exchange, otherwise transfer or convey, and to mortgage, pledge or otherwise grant security interests in, all or substantially all the assets of the Partnership without approval of the Limited Partners, which approval shall conclusively be deemed to have been granted by each of the Limited Partners upon his execution of this Agreement.

                                  ARTICLE IV
                                  ----------

                               PARTNERS: CAPITAL
                               -----------------

     Section 4.1.  General Partner.  The Capital Contribution of the General
                   ---------------
Partner is as set forth in Schedule I, as amended from time to time in the
                           -------- -
manner set forth herein.

     Section 4.2.  Limited Partner.  The Capital Contributions of the Limited
                   ---------------
Partners are as set forth in Schedule II, as amended from time to time in the
                             -------- --
manner set forth herein.

     Section 4.3.  Partnership Capital.  The capital of the Partnership shall be
                   -------------------
the aggregate amount of the cash and the aggregate fair market value of other property or Facilities contributed by the General Partner and by the Limited Partners as set forth in Schedules I and II. An individual capital account
                         --------- -     --
shall be maintained for each Partner in accordance with generally accepted accounting principles then being followed by the Partnership. Without limitation of the foregoing, each such capital account shall be credited with the Partner's Capital Contributions and with his share of profits, and shall be charged with his, her or its share of losses and distributions. No interest shall be paid on any Capital Contribution to the Partnership. No Partner shall be entitled to bring an action for partition against the Partnership, or to demand or receive any distribution of or with respect to this Capital Contribution except as is specifically provided under this Agreement.

     Section 4.4.  Liability of Partners; Further Capital Contributions.  No
                   ----------------------------------------------------
Limited Partner shall be liable for any debts, liabilities, contracts, or obligations of the Partnership or be required to lend funds to the Partnership. Except with respect to repayments to the Partnership of distributions to the Partners (and interest thereon) required by the Uniform Act or other applicable law, no Partner shall have any obligation to eliminate a deficit balance from his capital account. A Limited Partner's liability shall be limited to the amount of his, her or its Capital Contribution. After such Capital Contribution has been made, no General Partner or Limited Partner shall, except as required by the Uniform Act, be required to make any further Capital Contributions to the Partnership, and no Limited Partner shall be permitted to make any such further Capital Contributions without the consent of the General Partner. No General Partner shall have any personal liability for the repayment of the Capital Contribution of any Partner.

     Section 4.5.  Additional Limited Partners.
                   ---------------------------

     (a) The General Partner shall have the right to admit one or more additional Limited Partners to the Partnership from time to time without approval of the Limited Partner, provided that no adverse change in the Profit-Sharing Ratio of any Partner specified in Schedule III in effect at the time of
                                          -------- ---
such admission shall be made with respect to the Partnership as a result of such admission without the written consent of the Partner adversely affected.

     (b) Nothing in this Section 4.5 shall impair the right of the Partners specified in Schedule III to alter the Profit-Sharing Ratios specified on such
             -------- ---
Schedule. In addition, nothing in this Section 4.5 shall impair the right of the General Partner to admit Substituted Limited Partners under Section 7.2 hereof.

     (c) Each incoming Limited Partner shall also agree to be bound by the provisions of this Agreement and shall also agree to accept such other terms and conditions set forth in writing to him at the time of admission as the General Partner may reasonably determine.

     (d)  Upon the admission of any additional Limited Partner, Schedule II and
                                                                -------- --
III shall be amended by the General Partner (utilizing the powers of attorney
---
set forth in Section 11.1) to
reflect the names, addresses and Capital Contributions of all Limited Partners and their Profit-Sharing Ratios. Each Limited Partner shall become signatory hereto by signing a Limited Partner Signature Page to which shall be attached a conformed counterpart of this Agreement in such manner as the General Partner shall determine, and, by so signing, such Limited Partner shall be deemed to have adopted and to have agreed to be bound by all the provisions of this Agreement; provided, however, that no such Limited Partner Signature Page or
           --------  -------
counterpart of this Agreement shall be binding until it has been signed by one or more General Partners.

                                   ARTICLE V
                                   ---------

               RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNER
               ------------------------------------------------

     Section 5.1.  Business.
                   --------

     (a) The General Partner shall have the exclusive right to manage the business of the Partnership. Except as specifically provided herein, the General Partner shall have the right to perform all actions necessary, convenient or incidental to the accomplishment of the purposes and authorized acts of the Partnership, as specified in Sections 2.3 and 2.4, respectively, and shall possess and may enjoy and exercise all the rights and powers of a general partner as provided in the Uniform Act. In particular, and without limitation on the rights and powers of the General Partner set forth elsewhere in this Agreement, the General Partner shall have the right to set aside from the cash receipts of the Partnership reasonable reserves to provide for working capital needs, funds for improvements or replacements or for other contingencies of the Partnership.

     (b) No Limited Partner (except one who may also be a General Partner) shall participate in or have any control over the Partnership business, except as required by law. The Limited Partners hereby consent to the exercise by the General Partner of powers conferred by this Agreement. No Limited Partner (except one who may also be a General Partner) shall have any authority or right to act for or bind the Partnership. Without limitation of the authority of the General Partner, it is specifically authorized to employ and engage, on behalf of the Partnership, Affiliated Persons to perform services for, or furnish goods to, the Partnership; provided, however, that any payment for services or goods
                     --------  -------
provided to the Partnership shall not exceed an amount which would have been payable if the transaction were at arms-length.

     (c) To assist them in the performance of their duties hereunder, the General Partner may appoint one or more officers of the Partnership including, without limitation, a president, one or more executive vice presidents, one or more other vice presidents, a treasurer, one or more assistant treasurers, a controller, a secretary, and one or more assistant secretaries. The General Partner may assign to any such officer from time to time such duties and powers as the General Partner may deem appropriate subject, however, to the general provisions of this Article V with respect to the rights, powers and duties of the General Partner.

     Section 5.2.  Action by General Partner.
                   -------------------------

     (a) Any and all actions with respect to the Partnership (whether the Partnership is then acting on its own behalf or on behalf of an Other Partnership in which the Partnership is a general partner) may be taken by any one or more of the General Partners, acting either singly or together with one or more other General Partners.

     (b) The General Partner, is specifically authorized, without limitation, to execute, sign, seal and deliver in the name and on behalf of the Partnership (whether the Partnership is then acting on its own behalf or on behalf of an Other Partnership in which the Partnership is a general partner):

          (i) any and all partnership agreements, certificates, instruments, and any documents required in connection with the formation or operation of any Other Partnership or by any buyer, seller or mortgagee from time to time in connection with the acquisition, sale, ownership, development and operation of any real or personal property;

          (ii) any deed, lease, guarantee, assignment, mortgage, mortgage note, bill of sale, security agreement, contract, business certificate, or any amendments to any of the foregoing; and

          (iii) any and all regulatory and other agreements, contracts, documents, notes, certificates and instruments whatsoever involving the ownership, construction, development, management, maintenance or operation of any facilities or any real or personal property or the interest of the Partnership in any Other Partnership, or otherwise requisite to carrying out the intention and purpose of this Agreement.

     (c) Every contract, deed, mortgage, lease, note, guarantee, assignment, agreement and other instrument executed by a General Partner shall be conclusive evidence in favor of every Person relying thereon or claiming thereunder that at the time of the delivery thereof (A) this Partnership was in existence, (B) this Agreement had not been terminated or cancelled or amended in any manner so as to restrict such authority (except as shown in certificates or other instruments duly filed in the office of the Secretary of State of the Commonwealth of Massachusetts), and (C) the execution and delivery of such instruments were duly authorized under this Agreement. Any Person dealing with the Partnership or the General Partner may always rely on a certificate signed by the General Partner:

          (i)   as to who are the General Partner or Limited Partners hereunder,

          (ii) as to the existence or nonexistence of any fact or facts which constitute conditions precedent to acts by the General Partner or in any other manner are germane to the affairs of this Partnership,

          (iii) as to who is authorized to execute and deliver any instrument or document of the Partnership,

          (iv) as to the authenticity of any copy of this Agreement and amendments thereto, or

          (v) as to any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

     Section 5.3.  Devotion of Time; Expense Reimbursement.  The General Partner
                   ---------------------------------------
shall devote to the affairs of the Partnership such time as it may deem necessary for the proper performance of its duties. The General Partner shall also be entitled to charge the Partnership, or to be reimbursed by the Partnership, for all expenses reasonably incurred by it in connection with the Partnership business, but shall not receive any compensation for services provided as a General Partner hereunder.

     Section 5.4.  Liability; Indemnification.  No General Partner shall be
                   --------------------------
liable, responsible or accountable in damages or otherwise to the Partnership or any Limited Partner for any act performed by it within the scope of the authority conferred by this Agreement, for its failure or refusal to perform any acts except those expressly required by the terms of this Agreement, or for its performance or omission to perform any acts on advice of the Accountants or legal counsel for the Partnership, except in case of willful misconduct. The Partnership shall indemnify and save harmless each General Partner from any expenses, loss or damage incurred by it by reason of (i) any act performed by it within the scope of the authority conferred upon him by this Agreement unless such act constitutes willful misconduct, or (ii) its failure or refusal to perform any acts except those expressly required by the terms of this Agreement, or (iii) its performance or omission to perform any acts on advice of the Accountants or legal counsel for the Partnership. Any indemnity under this
Section 5.4 shall be provided out of and to the extent of Partnership assets only, and no Limited Partner shall have any personal liability on account thereof.

     Section 5.5.  Other Business Ventures.  The General Partner may engage
                   -----------------------
independently or may act with others (including acting as a general and/or limited partner) in other business ventures of every nature or description including, without limitation, the ownership, operation, management, syndication, sale, brokerage and development of facilities (including projects competing with those of the Partnership or of Other Partnerships), and neither the Partnership nor any Partner shall have any rights in or to such independent ventures or the income or distributions derived therefrom as a result of being Partners hereunder. Furthermore, as set forth in Sections 24, 4.5 and 9.1 through 9.4 of this Agreement, the Partnership may now or hereafter act as a general and/or limited partner in various Other Partnerships which may either exist as of the date of this Agreement or may hereafter be formed. Except as is specifically set forth in those Sections (and the Schedules to this Agreement referred to therein), no Partner (except as set forth in any written employment agreement executed by the General Partner and its President) shall have any right to participate either directly or indirectly in any income or distributions derived from any such Other Partnership.

     Section 5.6.  Provisions Concerning Loans.  In the event that funds not
                   ---------------------------
otherwise available should be required at any time to pay operating expenses or any other liabilities of the Partnership, including capital expenditures, the General Partner may, but shall not be obligated to, lend to the Partnership all or any such funds. Any loans made pursuant to this Section 5.6 shall be repayable in the manner and bear interest at the rate set forth in
Article VIII of this Agreement.

     Section 5.7.  Actions Upon Dissolution.  Upon dissolution of the
                   ------------------------
Partnership, the General Partner (or its trustees, receivers, successors or legal representatives) shall cause the cancellation of the Certificate and shall, unless the Partnership is reconstituted pursuant to Section 6.2(a), liquidate the Partnership assets and apply and distribute the proceeds thereof in accordance with Section 9.3. Notwithstanding the foregoing, in the event the liquidating General Partner shall determine that an immediate sale of part or all of the Partnership's assets would cause undue loss to the Partners (by reason of incurring taxable gain or otherwise), such liquidating General Partner may, in order to avoid such loss, either (i) defer liquidation of, and withhold from distribution for a reasonable time (provided that such deferral of liquidation and distribution shall not have adverse tax consequences for the Limited Partners as a class and they shall have been provided with an amount sufficient to cover any tax liability resulting from such liquidation), the assets of the Partnership except those necessary to satisfy the Partnership debts and obligations (including loans of Partners and Affiliated Persons and accrued interest thereon), or (ii) distribute the shares of such Partnership assets to the Partners in kind.

                                  ARTICLE VI
                                  ----------

                          WITHDRAWAL; CONTINUATION OF
                          ---------------------------
                      PARTNERSHIP; NEW GENERAL PARTNERS;
                      ----------------------------------
                     TRANSFER OF GENERAL PARTNER INTERESTS
                     -------------------------------------

     Section 6.1.  Continuation of Partnership.  Upon the Withdrawal of a
                   ---------------------------
General Partner, the remaining General Partner or General Partners, if any, or, if none, the Withdrawing General Partner or his heirs, successors or assigns, shall immediately send notice of such Withdrawal to each Partner, and the Partnership shall be (i) dissolved if there is no remaining General Partner and no Person who wilt thereupon become a successor General Partner under Section
6.2 (subject to possible reconstitution as provided in Section 6.2(a)), or (ii) continued by the remaining General Partner(s) as provided in the sentence next following, if such remaining General Partner(s) so elect. The remaining General Partner(s) shall have the right to continue the business of the Partnership upon the Withdrawal of a General Partner.

     Section 6.2.  Designation of Successor or Additional General Partners;
                   --------------------------------------------------------
Reconstitution of the Partnership.
---------------------------------

     (a) If, following the Withdrawal of a General Partner, there is no remaining General Partner of the Partnership, then and in such event the Limited Partners may elect by Consent of the Limited Partners, at any time before ninety
(90) days have elapsed following the Withdrawal of the last remaining General Partner, to reconstitute the Partnership and continue its business for the balance of the term specified in Section 2.5 hereof. If the Limited Partners so elect to reconstitute the Partnership and thereupon shall, by Consent of the Limited Partners, elect one or more Persons as successor General Partner(s), then such Person(s) shall, if they accept such appointment, be admitted to the Partnership as successor General Partner(s) and the relationship among the then Partners shall be governed by this Agreement.

     (b) If the successor General Partner(s) designated under the preceding subsection (a) shall be a Limited Partner of the Partnership at the time of his admission as a General Partner, his interest as a General Partner shall be the same as it was as a Limited Partner; provided, however, that his interest as a
                                     --------  -------
General Partner may be smaller than his interest as a Limited Partner (retaining the difference as a Limited Partner) if, in the opinion of tax counsel to the Partnership, such smaller General Partner interest will not jeopardize the status of the Partnership as a partnership under the Code. If such successor General Partner shall not then be a Limited Partner, his interest as a General Partner shall be such interest as shall thereupon be voluntarily assigned to him by any General and/or Limited Partners.

     Section 6.3  Interest of Withdrawn General Partner.
                  -------------------------------------

     (a) Each General Partner hereby covenants and agrees for himself and his assigns, successors, heirs, executors and legal representatives to transfer, at the time of his Withdrawal, to the remaining General Partner(s), or to a successor General Partner selected in accordance with Section 6.2(a), as the case may be, such portion of his General Partner interest, if any, as shall be necessary, in the opinion of tax counsel to the Partnership, to ensure the continued treatment of the Partnership as a partnership under the Code. No consideration shall be paid to such Withdrawing Partner (or his estate) by the remaining General Partners or the successor General Partner in the event of a transfer pursuant to this Section 6.3. Notwithstanding the foregoing, such Withdrawal and transfer shall not affect the right of the Withdrawing General Partner to repayment of any loans made by such Withdrawing General Partner to the Partnership in accordance with the provisions of Article VIII hereof. For the purposes of Article IX hereof, the effective date of any transfer pursuant to the provisions of this subsection (a) of all or any portion of the General Partner interest of a Withdrawing General Partner shall be deemed to be the date of Withdrawal, but the Partnership shall not make any distributions to the designated transferee until the transfer has been made.

     (b) That portion of the interest of the Withdrawn General Partner which shall not have been transferred pursuant to Section 6.3(a) shall be retained by such Withdrawn General Partner (or pass to his legal representatives, successors or assigns) and shall, for all purposes hereunder except for purposes of electing a new General Partner under Section 6.2(a) as a result of such Withdrawing General Partner's Withdrawal, have the status of an interest of a Limited Partner with the right to receive that share of the profits, losses and distributions of the Partnership to which the Withdrawn General Partner, as such, would have been entitled had he continued as a General Partner, reduced to the extent of the interest transferred hereunder.

     Section 6.4.  Additional General Partners.  Notwithstanding anything to the
                   ---------------------------
contrary herein contained, the General Partner(s) (acting unanimously if there shall be more than one such General Partner) shall have the right at any time, and from time to time, with the Consent of the Limited Partners, to designate one or more Persons as additional General Partner(s). Notice of any such designation shall be promptly given to all the Limited Partners. Any such Person so designated as an additional General Partner shall, after having received the Consent of the Limited Partners, become such upon his acceptance in writing of such position and, if such Person is not already a Partner of the Partnership, his agreeing to be bound by all of the terms and conditions of this Agreement as the same may theretofore have been amended. Provided the Consent of the Limited Partners to the admittance of an additional General Partner shall have been obtained, the consent of all Limited Partners to such admission shall conclusively be deemed to have been given for all purposes. If any Person designated as an additional General Partner under this Article VI shall have theretofore been a Limited Partner of the Partnership, such Person shall be allocated as a General Partner all or such portion as shall be agreed upon by the General Partner(s) and such Person of the percentage of profits, losses and distributions as were previously allocated to him as a Limited Partner. It any Person so designated as an additional General Partner shall not theretofore have been a Partner of the Partnership, his interest as a General Partner shall be such interest as shall thereupon be voluntarily assigned to him by any General and/or Limited Partners.

     Section 6.5.  Amendment to Certificate.  Upon the admission of an
                   ------------------------
additional or successor General Partner, Schedules I and III hereto shall be
                                         --------- -     ---
amended to reflect such admission and an amendment to the Certificate reflecting such admission shall be filed in accordance with the Uniform Act. Subject to the provisions of Article IX hereof, the General Partners, acting singly, are hereby constituted, and empowered to act as, the attorney-in-fact of each Limited Partner, with authority to execute, acknowledge, swear to and deliver such instruments as may be necessary or appropriate to carry out the foregoing provisions of this Article VI, including amendments to the aforesaid Schedules hereto, amendments to the Certificate required by the Uniform Act, and such consents or ratifications as may be required for purposes of the Uniform Act, business certificates and the like.

     Section 6.6.  Special Restrictions.  No General Partner shall sell,
                   --------------------
mortgage, hypothecate, transfer, or otherwise dispose of his General Partner interest in the Partnership except (i) dispositions pursuant to Section 6.3 or 6.4, or (ii) dispositions made with the written consent of all other General Partners.

                                  ARTICLE VII
                                  -----------

                 TRANSFERABILITY OF LIMITED PARTNER INTERESTS
                 --------------------------------------------

     Section 7.1.  Restrictions on Transfer.
                   ------------------------

     (a) Except as otherwise expressly provided in this Article VII or as required by law, no Limited Partner may voluntarily or involuntarily transfer, sell, alienate, assign or otherwise dispose of all or any part of his interest in the Partnership without the written consent of the General Partner.

     (b) If, notwithstanding the preceding paragraph (a), a Limited Partner's interest in the Partnership is, in whole or in part, pledged, hypothecated, encumbered, assigned or transferred (whether by operation of law or otherwise) to any person or persons (except with the prior written consent of the General Partner), or if any attempt is made to effect any such assignment or transfer (a "Prohibited Transfer"), then such Limited Partner shall be deemed
                -------------------
automatically to have made an offer to sell to the Partnership and the Partnership shall have the option in the sole discretion of the General Partner to purchase, all or any portion of such Limited Partner's interest in the Partnership, at a purchase price (prorated in the event of the General Partner's election to purchase less than all of such Partnership interest) equal to the Appraised Value of the Limited Partner's interest to be repurchased, determined in accordance with the procedure set, forth in Section 7.4(b) through 7.4(h).

     (c)  In the event that the provisions of the preceding paragraphs (a) and
(b) shall be held unenforceable in connection with any proposed or purported assignment or transfer of all or any portion of a Limited Partner's interest in the Partnership, such Prohibited Transfer shall be automatically subject to the prior right of the Partnership to repurchase such interest in the Partnership, and such assignment or transfer shall not be recognized as consummated by the Partnership until the General Partner shall have declined to exercise such right, at a price and upon terms (subject to Section 7.1(d) hereof) no less favorable than those which the proposed transferring Limited Partner would receive from such assignment or transfer.

     (d) The General Partner may exercise the Partnership's option under the preceding paragraphs (b) or (c) by giving written notice of exercise to the Limited Partner whose interest in the Partnership is subject of the Prohibited Transfer and the person or persons who are the transferees or potential transferees pursuant to such Prohibited Transfer. The General Partner's written notice of exercise may be given at any time prior to sixty (60) days after the General Partner receives written notice of the Prohibited Transfer (including at any time prior to receipt of such written notice). The Partnership, upon delivery of the General Partner's notice of exercise, shall be obligated to purchase such Partnership interest. The closing of any repurchase of a Limited Partner's Partnership interest under the provisions of paragraphs (b) or (c) shall be held within a reasonable time, not to exceed thirty (30) days after the later of the determination of the Appraised Value of the interest to be purchased (solely in the case of a purchase pursuant to Section 7.1(b)) or delivery of the General Partner's notice of exercise. Payment for such repurchased Partnership interest shall be made either in full in cash, or partially in cash together with a promissory note, in accordance with the provisions of Section 7.4(g) below notwithstanding any provisions of Section 7.1(c) hereof.

     (e) Any Limited Partner who shall assign all his interest in the Partnership (other than by pledge or conditional assignment made with the consent of the General Partner and which has not yet become effective) shall cease to be a Limited Partner of the Partnership, and shall no longer have any rights or privileges of a Limited Partner except that, unless and until the assignee of such Limited Partner is admitted to the Partnership as a Substituted Limited Partner in accordance with Section 7.2, said assigning Limited Partner shall retain the statutory obligations of an assignor limited partner under the Uniform Act.

     (f) Upon any assignment made in accordance with this Section 7.1, there shall be filed with the Partnership a duly executed and acknowledged counterpart of the instrument making such assignment, which instrument shall evidence the written acceptance of the assignee to be bound by all the provisions of this Agreement and shall otherwise be in form satisfactory to the General Partner; and if such an instrument is not so filed, the Partnership need not recognize any such assignment for any purpose.

     (g) An assignee of a Limited Partner interest who does not become a Substituted Limited Partner as provided in Section 7.2 and who desires to make a further assignment of his interest shall be subject to all the provisions of this Article VII to the same extent and in the same manner as any Limited Partner desiring to make an assignment of his interest.

     Section 7.2.  Substituted Limited Partners.
                   ----------------------------

     (a) Except as otherwise provided in this Article VII, no Limited Partner shall have the right to substitute an assignee as a Limited Partner in his place.

     (b) Upon the transfer of the interest of a Limited Partner to an assignee and the substitution of such assignee as a Substituted Limited Partner, Schedule
                                                                        --------
II and, to the extent appropriate, Schedule III, shall be amended to reflect the
--                                 -------- ---
name and address of such assignee as a Substituted Limited Partner and to eliminate the name and address of the predecessor Limited Partner. Each Substituted Limited Partner shall, as a condition of his admission to the Partnership as a Substituted Limited Partner, execute such instrument or instruments as shall be required by the General Partner to signify his agreement to be bound by all the provisions of this Agreement.

     (c) Subject to the provisions of Article IX hereof, each of the General Partners is hereby constituted and empowered to act singly as the attorney-in-fact for the Limited Partners with authority to execute, swear to and deliver such instruments as may be necessary or appropriate to carry out the provisions of this Article VII, including amendments to the aforesaid Schedules hereto, amendments to the Certificate, business certificates and the like.

     Section 7.3.  Additional Restrictions.
                   -----------------------

     (a) In no event shall all or any part of a Limited Partner interest in the Partnership be assigned or transferred to a minor (other than to a Related Person by reason of death) or to an incompetent.

     (b) The General Partner may, in addition to any other requirement it may impose, require, as a condition of sale, transfer, exchange or other disposition of any interest in the Partnership, that the transferor (i) assume all costs incurred by the Partnership in connection therewith and (ii) furnish it with an opinion of counsel satisfactory (both as to opinion and counsel) to the General Partner that such sale, transfer, exchange or other disposition complies with applicable federal and state securities laws.

     (c) Any sale, exchange, transfer or other disposition in contravention of any of the provisions of this Article VII shall be void and ineffectual and shall not bind, or be recognized by, the Partnership.

     Section 7.4.  Purchase of Limited Partner Interest Upon Termination of
                   --------------------------------------------------------
Employment.
----------

     (a) Notwithstanding anything to the contrary provided elsewhere in this Agreement, upon the cessation for any reason whatsoever or for no reason (including without limitation by reason of death, voluntary termination of employment or involuntary termination with or without cause) of any individual Limited Partner's employment by the General Partner and all Affiliated Persons of the General Partner, the entire Limited Partner interest held by such individual Limited Partner shall be sold by such Limited Partner and purchased by the Partnership, or its nominee (provided if purchased by a nominee the Partnership shall guaranty payment of amounts due) at an aggregate purchase price equal to the aggregate Appraised Value thereof.

     (b)  For purposes of this Section 7.4, "Appraised Value", with respect to
                                             --------- -----
each Limited Partner interest subject to repurchase, shall mean the amount such Limited Partner would receive if the Partnership's total assets and business were sold, and it was liquidated. For purposes hereof the sale value shall be determined by valuing the Partnership's total assets and business as a going concern, determined in accordance with the following subsections (c) through (h) of this Section 7.4 and after taking into account all fixed and contingent liabilities as set forth in the books of account maintained by the Partnership.

     (c)  A Limited Partner whose interest is subject to repurchase under this
Section 7.4 (or his Legal Representative in the event of his death or incapacity) and the Partnership (x) shall undertake in good faith to reach mutual agreement upon an Appraised Value of the Partnership within thirty (30) days of the termination of employment giving rise to repurchase under this
Section 7.4; and (y) failing such mutual agreement, within five (5) days of the end of such thirty-day period each of the Partnership and such Limited Partner (or his Legal Representative in the event of his death or incapacity) shall engage an appraiser, who shall, within sixty (60) days of the termination of such employment, deliver a report to such Limited Partner (or his Legal Representative in the event of his death or incapacity) and the Partnership setting forth the value of the Partnership net of all Indebtedness (as defined below). If either the Limited Partner, on the one hand, or the Partnership, on the other hand, fails to name an appraiser in a timely manner or an appraiser fails to deliver a report of value in a timely manner, the appraiser named by the other party or the appraiser delivering the timely value report, as applicable, shall determine that value alone. If the net values determined by the two appraisers differ by ten percent (10%) or less (measured as a percentage of the higher of the two appraisals), the average net value shall be the Appraised Value of the Partnership, and the Limited Partner, on the one hand, and the Partnership on the other hand, shall each bear the cost of its or their appraiser. If the two appraisers are not within such range, then a third appraiser shall be engaged, either by the two appraisers agreeing on such person or else by applying to a court for a decision; and the Appraised Value of the Partnership shall be the average of the third appraiser's determination and that of the other appraiser closest in value thereto. If a third appraiser is engaged to determine the Appraised Value, the cost of all of the appraisers and all other costs of the appraisal process with respect to determining the Appraised Value of the Partnership shall be borne by the Limited Partner, on the one hand, or the Partnership on the other hand, whose designated appraiser's determination is not taken into account under the immediately preceding sentence. If any appraiser is unable or unwilling to serve, his successor shall be chosen within fifteen (15) days of his failing or ceasing to serve in the same manner as he was chosen. Notwithstanding the foregoing provisions of this subsection (c) the parties may at any time by agreement determine the Appraised Value of the Partnership and terminate the appraisal process. Each appraiser designated pursuant to this subsection (c) shall be a reputable appraiser with at least five (5) years' professional experience.

     (d)  For purposes of this Section 7.4, "Indebtedness" shall mean all
                                             ------------
obligations of the Partnership, fixed and contingent as set forth in the books of account maintained by the Partnership.

     (e)  The Appraised Value determined by each appraiser pursuant to this
Section 7.4 shall take into account and use as a standard the price that a ready, willing and able buyer under no compulsion to buy, and a willing seller under no compulsion to sell, would establish for the Partnership as of the applicable date on a freely-negotiated basis and assuming that the purchase price were to be paid in cash at the time of closing. Any cash or liquid investments held by the Partnership as of the relevant date shall be taken into account in determining the Appraised Value.

     (f) All appraisers selected hereunder shall have at least ten (10) years experience in valuing businesses, shall have appraised companies with an aggregate value for all appraisals of at least $100,000,000 and shall have appraised a single company with an appraised value of at least $25,000,000. The Appraised Value of the Partnership determined pursuant to this Section 7.4 shall be binding and conclusive on all parties, and award based thereon may be entered in any court of competent jurisdiction and shall be final and binding on all parties.

     (g) Payment of the repurchase price for the Limited Partner interest subject to repurchase pursuant to this Section 7.4 shall be made, at the closing, either (i) in full, in cash or by certified or bank check, or (ii) in cash or by certified or bank check in an amount equal to the greater of twenty-five percent (25%) of the total repurchase price or $500,000, and by a promissory note of the Partnership in the form of Exhibit A annexed hereto (the
                                                  ------- -
"Note"), in a principal amount equal to the balance of such total purchase
 ----
price. The principal amount of any such promissory note shall be paid in one or a series of installments, each installment except the final installment being in an amount equal to the greater of one-third of such principal amount or $500,000, payable on each anniversary of the date of the repurchase closing until paid in full. Any such promissory note shall bear interest on the unpaid principal balance thereof at an annual rate equal to one percent (1%) above the rate of interest in effect on the date of the closing designated by The First National Bank of Boston at its head office as its base rate. Interest shall be payable in arrears on each principal installment payment date. If payment is made in installments hereunder the selling Limited Partner shall obtain at the time of closing of his sale a perfected security interest in the Partnership interest sold to secure payments under the Note.

     (h) In determining Appraised Value, the appraisers shall not take into account the fact that any Limited Partner, or any Limited Partner's predecessor in interest, ceasing to be an employee of the General Partner and all Affiliated Persons of the General Partner may significantly adversely affect the value of the Partnership. Notwithstanding anything otherwise provided, the right of the General Partner or an Affiliated Person to terminate a Limited Partner's employment, with or without cause shall not be restricted even if the timing of such termination of employment may have a significant adverse effect on the Limited Partner's investment in this Partnership. Nothing contained in this Agreement shall be construed to create any employment rights whatsoever in any Limited Partner or Related Person of a Limited Partner.

                                 ARTICLE VIII
                                 ------------

                             BORROWINGS AND LOANS
                             --------------------

     (a) All Partnership borrowings shall be subject to the terms of this Agreement. To the extent borrowings are permitted, they may be made from any source, including Partners and Affiliated Persons. The Partnership may issue suitable promissory notes to evidence such loans.

     (b) If any Partner shall lend any moneys to the Partnership, the amount of any such loan shall not constitute an increase in the amount of his Capital Contribution nor affect in any way his share of the profits, losses and distributions of the Partnership. Subject to the provisions of this Article VIII, any loans made by a Partner shall be obligations of the Partnership of equal rank with obligations to unsecured third-party creditors, and any interest payable thereon shall be at the same rate applicable to the Note.

                                  ARTICLE IX
                                  ----------

                  PROFITS, LOSSES AND CREDITS; DISTRIBUTIONS
                  ------------------------------------------

     Section 9.1.  Profits, Losses and Credits.
                   ---------------------------

     (a) All profits and losses of the Partnership and all credits of the Partnership except those arising from Capital Transactions shall be allocated for all purposes (including federal and state income tax purposes) among the Partners listed on Schedule IIIA in accordance with the Profit-Sharing Ratios
                   -------- ----
set forth therein.

     (b) All profits of the Partnership arising from a Capital Transaction shall be allocated for all purposes (including federal and state income tax purposes) first among the Partners listed on Schedule IIIB(1) in accordance with
                                             ----------------
the Profit-Sharing Ratios set forth therein up to the amount of the Preferred Return reduced by any prior allocation under this clause first and then among the Partners listed on Schedule IIIB(2) in accordance with the Profit-Sharing
                       ----------------
Ratios set forth therein.

     (c) All losses of the Partnership arising from a Capital Transaction shall be allocated among the Partners pro rata in accordance with their positive Capital Account balances and after such Capital Account balances have been reduced to zero to the Partners in accordance with the Profit-Sharing Ratios set forth on Schedule IIIB(1).
         -------- -------

     (d) All profits and losses allocated to a Partner shall be credited or charged, as the case may be, to his capital account. The terms "profits", "losses" and "credits" as used in this

Agreement shall mean taxable income, gains, losses and credits (and items of income, gains, losses and credits entering into the computation thereof), all as determined for federal income tax purposes using the accounting methods followed by the Partnership.

     Section 9.2.  Distributions Prior to Dissolution.
                   ----------------------------------

     (a)  All Cash Flow of the Partnership, shall be distributed as follows:

     First, among the Partners listed in Schedule IIIA up to the amount of the
                                         -------- ----
then aggregate pre-tax net income, (as calculated for generally accepted accounting principles) of the Partnership reduced by any distributions under this clause First, and

     Second, in accordance with the Profit-Sharing Ratios specified on Schedule
                                                                       --------
IIIB(1) hereto, and exclusively among the Partners specified in Schedule
-------                                                         --------
IIIB(1), as in effect from time to time.
-------

     (b) All Net Cash Proceeds from Capital Transactions shall be allocated first among the Partners listed in Schedule III(B)(1) in accordance with the
                                   -------- ---------
Profit-Sharing Ratios set forth therein up to the amount of the Preferred Return reduced by any prior allocation under this clause first and under clause Second of 9.2(a) and then among the Partners listed on Schedule IIIB(2) in accordance
                                                -------- -------
with the Profit-Sharing Ratios set forth therein.

     (c)  The respective Profit-Sharing Ratios specified on Schedule III may be
                                                            -------- ---
changed at any time by the unanimous written consent of the Partners then specified on much Schedule who are adversely affected by such change. Such distributions shall be made by the General Partner from time to time, but not less frequently than annually, as they may deem consistent with the operating needs of the Partnership.

     (d) Notwithstanding the foregoing provisions of this Section 9.2, if, in the opinion of the General Partner, any Net Cash Proceeds from Capital Transactions are required to be used by the Partnership to repay indebtedness of the Partnership, or retained for a contingent future payment of such indebtedness, such Net Cash Proceeds shall not be distributed to the Partners, but rather shall be so used or retained by the Partnership until additional cash shall become available for distribution to the Partners in the manner specified in Article VIII hereof, but on expiration of the contingency, the Net Cash Proceeds so retained shall be distributed to those Partners who, but for such retention, would have received such Net Cash Proceeds.

     Section 9.3.  Distributions Upon Dissolution.
                   ------------------------------

     (a) Upon dissolution of the Partnership, unless the Partnership shall be reconstituted as specified in Article VI hereof, the assets of the Partnership shall, first be applied to payment of, or the establishment of adequate reserves for the future payment of, the debts of or obligations of the Partnership, including loans by Partners and Affiliated Persons and accrued interest thereon. The remaining assets of the Partnership (or the proceeds of sales or other dispositions in liquidation of the Partnership assets which the remaining or surviving General Partners have determined to sell or dispose of) shall then be distributed to the Partners in the respective manners set forth in Section 9.2(b); provided, however, that the General Partner
                                     --------  -------
shall contribute to the capital of the Partnership an amount equal to (and shall in no event be obligated to contribute more than) the lesser of (i) any negative amount of its Capital Account existing after the distributions and allocations required hereunder or (ii) 1.01% of the Capital Contributions made by the Limited Partners. Any amount so contributed by the General Partner shall be distributed to the Limited Partners in the respective manners set forth in
Section 9.2.

     (b) If any assets of the Partnership are to be distributed in kind, such assets shall be distributed on the basis of the fair market value thereof and any Partner entitled to any interest in such assets shall receive such interest therein as a tenant-in-common with all other Partners so entitled. The fair market value of such assets shall, to the extent necessary, be determined by an independent appraiser to be selected by the General Partner.

     Section 9.4.  Adjustment of Shares of Profits, Losses and Distributions to
                   ------------------------------------------------------------
Insure 1% to the General Partner.  Notwithstanding the foregoing provisions of
--------------------------------
this Article IX, in no event shall there be allocated or distributed to the General Partner or, the General Partners as a group, as the case may be hereunder less than 1% of the aggregate of the profits, losses, credits and cash distributions to be allocated or distributed to the Partners hereunder (the "One
                                                                             ---
Percent Share").  If the amounts of profits, losses or credits allocable or cash
-------------
distributable to the General Partners in connection with any allocation or distribution to the Partners hereunder shall not otherwise equal or exceed the One Percent Share without giving effect to this provision, then all such amounts otherwise allocable and distributable to the Limited Partners hereunder shall be proportionately reduced in order to assure the General Partner of their One Percent Share.

                                   ARTICLE X
                                   ---------

                 BOOKS AND RECORDS; ACCOUNTING; TAX ELECTIONS
                 --------------------------------------------

     Section 10.1.  Books and Records.
                    -----------------

     (a) The General Partner shall keep or cause to be kept complete and accurate books and records of the Partnership in accordance with generally accepted accounting principles, which books and records shall be maintained and be available at the principal office of the Partnership for examination by any Partner, or his duly authorized representatives, at any and all reasonable times. The Partnership may maintain such other books and records and may provide such financial or other statements as the General Partner deems advisable.

     (b) The General Partner shall maintain at the Partnership's principal office in Massachusetts the following documents: (i) a current list of the full name and last known business address of each Partner set forth in alphabetical order, (ii) a copy of the Certificate and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate or any such amendment has been executed, (iii) copies of the Partnership's federal, state and local income tax returns and reports, if any, for the three most recent years, and (iv) copies of this Agreement as then in effect and of any financial statements of the Partnership for the three most recent years. Such documents are subject to inspection and copying at the reasonable request, and at the expense, of any Partner during ordinary business hours.

     (c) In addition, the Partnership will furnish a list of the names and addresses of all Limited Partners, together with their respective Capital Contributions, to any Limited Partner who makes a written request therefor to the Partnership. Except to the extent requested by any Limited Partner, the General Partner shall have no obligation to deliver or mail a copy of the Partnership's Certificate or any amendment thereto to the Limited Partners.

     (d) Each Limited Partner shall also have the right to obtain from the General Partner from time to time upon reasonable demand: (i) true and full information regarding the status of the business and financial condition of the Partnership, (ii) promptly after becoming available, a copy of the Partnership's federal, state and local income tax returns for each year, and (iii) other information regarding the affairs of the Partnership as is just and reasonable.

     Section 10.2.  Bank Accounts.  The bank accounts of the Partnership shall
                    -------------
be maintained in such banking institutions as the General Partner shall determine, and withdrawals shall be made therefrom on such signature or signatures as the General Partner shall determine.

     Section 10.3.  Accountants.  The Accountants for the Partnership shall be
                    -----------
such firm of public or certified public accountants as shall be engaged by the General Partner from time to time.

     Section 10.4.  Reports to Partners.  For each Limited Partner who shall be
                    -------------------
entitled to share in the Partnership's income, losses or credits during any fiscal year (based upon such Partner's interest as reflected in the General Partner shall cause to be prepared and sent to such Limited Partner a statement indicating the share of such Limited Partner of the net income, net loss, depreciation recapture, gain, loss and other relevant items of the Partnership sufficient to enable such Limited Partner to prepare his own respective federal and state tax return for the calendar year in which such fiscal year of the Partnership was completed. Such statement shall be delivered within ninety (90) days after the close of each such calendar year, provided that no cause of action shall accrue to any Partner under this Section 10.4 if the General Partner shall have acted in good faith in attempting to meet their obligations under this Section.

     Section 10.5.  Tax Elections; Special Basis Adjustments.  The General
                    ----------------------------------------
Partner shall, in their reasonable discretion, make all tax elections on behalf of the Partnership. In the event of a transfer of all or any part of the interest of any Partner for an amount in excess of the adjusted basis for such interest for federal income tax purposes, the Partnership may elect, pursuant to
Section 754 of the Code (or corresponding provisions of succeeding law), to adjust the basis of the Partnership property. Such adjustment shall be made only if the General Partner, in its discretion, determines such election should be made. Notwithstanding anything contained in Article IX of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Partner. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

     Section 10.6.  Maintenance of Books for Accounting and Tax Purposes; Fiscal
                    ------------------------------------------------------------
Years.  Subject to the foregoing provisions of this Article X, the books of the
-----
Partnership shall be kept on such basis as the General Partner may determine.
In connection therewith, the General Partner shall select such fiscal year(s) for accounting and tax purposes as they deem appropriate.

                                  ARTICLE XI
                                  ----------

                              GENERAL PROVISIONS
                              ------------------

     Section 11.1.  Transfer of All Partners' Interest in Exchange.  In the
                    ----------------------------------------------
event that, at any time, one or more Limited Partner, whose aggregate Capital Contributions (as reflected on Schedule II hereto) represent at least seventy
                               -------- --
percent (70%) of the total Capital Contributions of the Limited Partners (the "Controlling 70%") elect to transfer their Limited Partners' interests in this
 ----------- ---
Partnership to another entity in exchange for equity interests therein, in connection with or in contemplation of a public offering of the equity of any class of such entity pursuant to an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, then the Controlling 70% may by a notice sent to each Limited Partner require such Limited Partner to transfer his Limited Partner's interests in this Partnership to such entity on terms identical to the terms applicable to the Controlling 70%.

     Section 11.2.  Appointment of General Partner as Attorney-in-Fact.
                    --------------------------------------------------

     (a) Without limiting the effect of provisions elsewhere in this Agreement appointing the General Partner as attorney-in-fact for all those who become Limited Partners (including Substituted or additional Limited Partners) under this Agreement in connection with the doing of certain acts and the filing of certain papers, each Limited Partner (including a Substituted or additional Limited Partner) by the execution of this Agreement or any counterpart hereof irrevocably constitutes, appoints and empowers the General Partner as such Limited Partner's true and lawful agent and attorney-in-fact with full power and authority in such Limited Partner's name, place and stead to execute, acknowledge, swear to, deliver and file all such instruments, agreements and other documents, and to take all such other actions, as may be necessary or appropriate, as determined by the General Partner, to carry out the intentions and purposes of this Agreement (provided that the General Partner shall have
                                --------
given such Limited Partner not less than three business days' prior written notice of the General Partner's intention to take any such action as such Limited Partner's attorney-in-fact under this Section 11.2(a)), including, without limitation, any of the transactions for transfer of Limited Partner interests set forth in Sections 7.1, 7.2, 7.4 or 11.1 hereof, and all amendments to this Agreement and the Schedules hereto effected in accordance with this Agreement, the Certificate and all amendments thereto effected in accordance herewith, and all business certificates and other certificates and amendments thereto to be executed and/or filed from time to time in accordance with applicable laws.

     (b) The foregoing appointment shall be deemed to be a power coupled with an interest in recognition of the fact that each of the Partners under this Agreement will be relying upon the foregoing appointment of the General Partner as attorney-in-fact for each Limited Partner, and the power of the General Partner to act in such capacity as contemplated by this Agreement. The foregoing power of attorney shall be irrevocable and shall survive the death, incapacity or dissolution of any Limited Partner, and the assignment by any Limited Partner of the whole or any part of his interest hereunder.

     (c) Each of the Limited Partners is aware that the terms of this Agreement permit certain instruments to be executed, certain transfers to be effected, certain amendments of this Agreement, the Schedules hereto and the Certificate to be effected and certain other actions to be taken or omitted by, or with respect to, the Partnership, in each case with the approval of less than all the Limited Partners if, as applicable; (A) such amendment or action will have an adverse effect upon less than all of the Limited Partners, or (B) the Consent of the Limited Partners (as herein defined) shall have been given in favor of such action, or (C) an election is made by a Controlling 70% in accordance with
Section 11.1.  If, as, and when:

          (i) such an amendment is proposed or such an action is proposed to be taken or omitted by, or with respect to, the Partnership which requires, under the terms of this Agreement, (x) consent only of the Limited Partners who are adversely affected thereby, or (y) the Consent of the Limited Partners, or (z) election by a Controlling 70%;

          (ii) any of (x) the consent of those Limited Partners who would be adversely affected by such amendment or action, or (y) the Consent of the Limited Partners, or (z) election by a Controlling 70%, as appropriate, has been given in the manner contemplated by this Agreement; and

          (iii) a Limited Partner has failed or refused to consent to such amendment or action (hereinafter referred to as a "Non-consenting Limited
                                                        ----------------------
     Partner"), then each Non-consenting Limited Partner agrees that each
     -------
     attorney-in-fact specified above, with full power of substitution, is hereby authorized and empowered to execute, acknowledge, make, swear to, verify, deliver, record, file and/or publish, for and in behalf of such Non-consenting Limited Partner, and in his name, place and stead, any and all instruments and documents which may be necessary or appropriate under the Uniform Act and any and all other applicable laws and regulations to permit such amendment to be lawfully made or action lawfully taken or omitted, provided that the General Partner shall have given such Limited Partner not less than three business days prior written notice of the General Partner's intention to take any action as such Limited Partner's attorney-in-fact under this Section 1l.2(c)(iii). Each consenting and Non-consenting Limited Partner is fully aware that he and each other Limited Partner have executed this special power of attorney and that each Limited Partner will rely on the effectiveness of such powers with a view to the orderly administration of the Partnership's affairs.

     Section 11.3.  Notices.  Any notice or communication required or permitted
                    -------
to be given pursuant to this Agreement shall be deemed to have been duly and sufficiently given for all purposes if in writing and delivered personally to the party or to an officer, trustee or other representative of the party to whom such notice is directed or if sent, postage prepaid, by courier service (e.g.,
                                                                         ----
Federal Express), or by certified or registered mail, postage and registration prepaid, return receipt requested. Any such notice shall be deemed to have been given on the date on which the same was personally delivered or mailed, as applicable. All such mailed notices in order to be effective shall be addressed to the last address of record on the Partnership books when given by the General Partner and intended for the Limited Partner; and to the address of the Partnership when given by the Limited Partner and intended for the General Partner.

     Section 11.4.  Word Meanings.  Words such as "herein", "hereinafter",
                    -------------
"hereof" and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

     Section 11.5.  Other Agreements.  This Agreement shall govern exclusively
                    ----------------
the affairs of the Partnership and the Partners as to the matters herein described, but shall not be deemed to affect any other agreement between any General or Limited Partner and the Partnership or any other Partner respecting matters not herein described.

     Section 11.6.  Binding Effect.  The covenants and agreements contained
                    --------------
herein shall be binding upon and inure to the benefits of, the heirs, legal representatives, successors and assigns of the respective parties hereto. Except to the extent required by the Uniform Act and for fees, rights to reimbursement, and other compensation provided for hereunder as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Partnership.

     Section 11.7.  Applicable Law; Supremacy of Uniform Act.  This Agreement
                    ----------------------------------------
shall be construed and enforced in accordance with the laws of The Commonwealth of Massachusetts. Notwithstanding any other provision of this Agreement, no action may be taken under this Agreement unless such action is taken in compliance with the provisions of the Uniform Act.

     Section 11.8.  Counterparts.  This Agreement may be executed in several
                    ------------
counterparts (including separate signature pages) and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all parties have not signed the same counterpart or that any such counterpart does not have attached copies of all Schedules and signature pages hereto as then in effect. No counterpart of this Agreement or of any such Schedule or signature page shall be binding unless signed by one or more of the General Partners. The General Partner shall maintain at the principal office of the Partnership a counterpart of this Agreement (including separate signature pages) as executed by all Partners and to which shall be attached copies of all Schedules hereto as then in effect, which counterpart shall be available for inspection by any Partner.

     Section 11.9.  Separability of Provisions.  Each provision of this
                    --------------------------
Agreement shall be considered separable and (i) if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, or (ii) if for any reason any provision or provisions herein would cause the Limited Partners who are not also specifically designated herein as General Partners to be bound by the obligations of the Partnership as General Partners under the laws of the Commonwealth of Massachusetts as the same may now or hereafter exist, such provision or provisions shall be deemed void and of no effect.

     Section 11.10.  Waiver.  No consent to or waiver of any breach or default
                     ------
in the performance of any obligations of the parties under this Agreement shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligations hereunder. Subject to Section 11.11, no waiver hereunder shall be effective unless it is in writing, executed by the party waiving a breach or a default hereunder.

     Section 11.11.  No Jury Trial; Liability; Statute of Limitations; Venue;
                     --------------------------------------------------------
Jurisdiction.  All parties hereto waive all rights to a jury trial with respect
------------
to any dispute hereunder. If any Partner brings any litigation against the Partnership or any other Partner, or if the Partnership brings any litigation against any Partner, in each case based on any rights such party may have under this Agreement, or if any Partner or the Partnership fails to take actions required of such party hereunder which the Partnership or any Partner, respectively, contests by litigation, then the party which prevails in such litigation shall be entitled to have all its costs and expenses (including legal fees and court costs) in connection with such litigation paid by the other party. Any cause of action or matter in dispute is hereby waived unless judicial proceedings are initiated by the complaining party within one year from the later of the accrual of cause of the action or the date upon which the cause of action should reasonably have been discovered. The parties hereto agree that any dispute hereunder shall be submitted to the federal or appropriate state court having jurisdiction and located in Boston, Massachusetts, and the parties consent to the venue and jurisdiction of such courts.

     Section 11.12.  Advice of Counsel.  Each Partner in executing and
                     -----------------
delivering the signature pages attached hereto represents that he, she or it has reviewed this Agreement with counsel of his, her or its choosing.

     Section 11.13.  Amendments.  This Agreement may be amended or modified by
                     ----------
the General Partner with the Consent of the Limited Partners, provided, however,
                                                              --------  -------
that (i) no amendment shall increase the liability or obligations of any Partner without the written consent of such Partner, (ii) except as otherwise specifically provided herein, no amendment shall reduce any Partner's rights to share in the Partnership's Cash Flow, Net Cash Proceeds, or profits, losses and credits without the written consent of such Partner, and (iii) the written consent of all Partners must be obtained for any amendment which would amend this Section 11.13.

     Section 11.14.  Effective Date.  Notwithstanding the separate dates of
                     --------------
execution hereof, all parties hereto agree that this Agreement shall become effective as of the date first set forth above. In the event Schedule III shall
                                                              -------- ---
hereafter be amended as provided herein to change any Profit-Sharing Ratio specified thereon, the effective date of such change shall be as specified on such Schedule as amended.

     Section 11.15.  Limited Partner Signature Pages.  The Limited Partner
                     -------------------------------
signature pages attached hereto constitute part of this Agreement.

     WITNESS the execution hereof under seal as of the date first set forth above.

                              KHI CORPORATION, as General Partner

                              By:  /s/ DOUGLAS KRUPP
                                   --------------------------------------
                                   Douglas Krupp, President

                   HARBORSIDE HEALTHCARE LIMITED PARTNERSHIP

                        LIMITED PARTNERS SIGNATURE PAGE
                        -------------------------------

     The undersigned hereby executes as Limited Partner under seal the Agreement of Limited Partnership dated as of May 28, 1987, as amended and restated as of July 1, 1995, of Harborside Healthcare Limited Partnership, and hereby adopts and agrees to be bound by all the provisions thereof effective as of July 1, 1995.

                                   KHC Partners Limited Partnership


                                   By:  KHI CORPORATION, as General Partner



                                   By:  /s/ DOUGLAS KRUPP
                                        --------------------------------------
                                        Douglas Krupp, President


                                   /s/ STEPHEN L. GUILLARD
                                   -------------------------------------------
                                   Stephen L. Guillard


                                   /s/ DAMIAN DELL'ANNO
                                   -------------------------------------------
                                   Damian Dell'Anno



Accepted as of the date specified herein:

KHI Corporation as General Partner

By:  /s/ DOUGLAS KRUPP
     -----------------------------------
     Douglas Krupp, President

                                  Schedule I
                                  ----------

                                GENERAL PARTNER
                                ---------------

      General Partner            Business Address                            Capital Contribution
      ---------------            -----------------                           --------------------
KHI Corporation              470 Atlantic Avenue                                     $1.00
                             Boston, MA  02210
                                                              Total:                 $1.00

                                  Schedule II
                                  -----------

                               LIMITED PARTNERS
                               ----------------

Limited Partners                 Business Address                            Capital Contribution
----------------                 ----------------                            --------------------
KHC Partners Limited         470 Atlantic Avenue                                      $91.50
  Partnership                Boston, MA  02210

Stephen L. Guillard          470 Atlantic Avenue                                      $ 6.00
                             Boston , MA  02210

Damian Dell'Anno             470 Atlantic Avenue                                      $ 1.50
                             Boston, MA  02210
                                                              Total:                  $99.00

                                 Schedule III
                                 ------------

                             PROFIT-SHARING RATIOS
                             ---------------------

A.     Allocations Among Partners Per Sections 9.1(a) and 9.2(a)
       ---------------------------------------------------------

  General Partner                       Profit-Sharing Ratio
  ---------------                       --------------------

  KHI CORPORATION                                   1.0%

  Limited Partners
  ----------------

  KHC Partners Limited Partnership                 99.0%
                                                  -----
                                        Total     100.0%

B.(1)  Allocations Among Partners Per Sections 9.1(b) and 9.2(a) and (b)
       -----------------------------------------------------------------

  General Partner                       Profit-Sharing Ratio
  ---------------                       --------------------

  KHI CORPORATION                                   1.0%

  Limited Partners
  ----------------

  KHC Partners Limited Partnership                 93.0%

  Stephen L. Guillard                               6.0%
                                                  -----
                                        Total     100.0%

B.(2)  Allocations Among Partners Per Sections 9.1(b) and 9.2(b)
       ---------------------------------------------------------

  General Partner                       Profit-Sharing Ratio
  ---------------                       --------------------

  KHI CORPORATION                                   1.0%

  Limited Partners
  ----------------

  KHC Partners Limited Partnership                 91.0%

  Stephen L. Guillard                               6.0%

  Damian Dell'Anno                                  2.0%
                                                  -----
                                        Total     100.0%


Accepted and agreed as of
July 1,1995

KHI CORPORATION,
as General Partner



By:  /s/ DOUGLAS KRUPP
     -------------------------
     Douglas Krupp, President



KHC PARTNERS LIMITED PARTNERSHIP

By:  KHI Corporation, as General Partner



By:  /s/ DOUGLAS KRUPP
     -------------------------
     Douglas Krupp, President



/s/ STEPHEN L. GUILLARD
------------------------------
 Stephen L. Guillard



/s/ DAMIAN DELL'ANNO
------------------------------
 Douglas Krupp, President

                                                                       EXHIBIT A
                                                                       ---------
                         NONNEGOTIABLE PROMISSORY NOTE
                         -----------------------------

$__________________________                                 [Date]

     FOR VALUE RECEIVED, the undersigned, [Harborside Healthcare Limited Partnership or nominee], (together with its successor, the "Debtor"), by this
                                                            ------
Promissory Note (this "Note"), absolutely and unconditionally promises to pay to
                       ----
________________________ (the "Payee") the principal sum of
                               -----
_______________________________ Dollars ($_______________) and to pay interest on the principal sum outstanding hereunder from time to time from the date hereof until the said principal sum or the unpaid portion thereof shall have become due and payable at the rate of _____ percent (__%) per annum [1% above the Base Rate of The First National Bank of Boston on the date of issuance].
The principal hereof shall be paid in ______________ annual installment[s], equal to [$500,000/one-third (1/3) of the original principal amount] and a final installment equal to the remaining principal balance, payable on the first ________ anniversaries of the date of this Note, with a final maturity on
________. Interest accruing hereunder shall be paid on each principal installment payment date and at the stated or any accelerated maturity hereof. All payments of principal and interest hereunder shall be made at the principal residence or business address of the holder hereof.

     The Debtor shall have the right, to prepay the unpaid principal amount of this Note in full at any time, or in part from time to time, without premium or prepayment penalty, with all interest accrued to the date of prepayment on the principal amount prepaid. The Debtor shall give the holder hereof at least three business days prior written notice of each, if any, proposed date of prepayment and shall specify the portion of the unpaid principal amount of this Note to be prepaid on such date. Each partial prepayment of principal shall be applied to the installments of principal due hereunder in the inverse order of maturity.

     This Note is made and delivered by the Debtor to the Payee pursuant to Amended and Restated Agreement of Limited Partnership of Harborside Healthcare Limited Partnership, dated as of May 28, 1987, as amended and restated as of July 1, 1995 (the "Partnership Agreement"). This Note and all payments on or in
                   ---------------------
respect of this Note are subject to the provisions of the Partnership Agreement, to which reference is hereby made.

     Anything implied herein to the contrary notwithstanding in the event that
(i) the Debtor shall fail to pay when due any installment of principal or interest on this Note, (ii) the Debtor shall make an assignment of the whole or a substantial part of its assets for the benefit of creditors, or (iii) there shall be commenced by or against the Debtor any proceeding, which in the case of a proceeding against the Debtor shall not have been dismissed within sixty (60) days of its commencement, then the holder hereof may, in his, her or its discretion, without notice to or demand upon the Debtor declare the entire unpaid principal of this Note and all of the unpaid interest accrued thereon to be immediately due and payable, whereupon all of the unpaid principal of this Note and all of the unpaid interest accrued thereon shall (if not already due and payable) forthwith become and be due and payable to the order of the holder.

     Every Obligor waives presentment, notice, protest and all other demands and notices and assents to any extension of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and/or to the release of any other Obligor. As used herein "Obligor" means any person
                                               -------
primarily or secondarily liable hereunder or in respect hereto.

     The failure of the holder to exercise any of its rights, remedies, powers or privileges hereunder in any instance shall not constitute a waiver thereof in that or any other instance.

     The Debtor will pay on demand all costs of collection including all court costs and reasonable attorneys' fees paid or incurred by the holder in enforcing this Note on default.

     This Note is delivered in and shall be governed by and interpreted and determined in accordance with the laws of the Commonwealth of Massachusetts.

     WITNESS the hand and seal of the undersigned on the day and in the year first above written.

                                   [NAME OF DEBTOR]

                                   By: ________________________________
                                       Title:__________________________

                                      A-2